EXHIBIT 10.2
SM&A
Executive Severance and Retention Agreement
     THIS EXECUTIVE SEVERANCE AND RETENTION AGREEMENT (this “Agreement”) by and between SM&A, a Delaware corporation (the “Company”), and Cathy L. McCarthy (the “Executive”), is made and entered into as of August 25, 2008.
     WHEREAS, the Company has determined that the Executive will play a critical role in the operations of the Company;
     WHEREAS, the Board of Directors of the Company (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Executive;
     WHEREAS, the Executive entered into that certain Employment Agreement, dated July 19, 2007 (“Employment Agreement”), which shall be superseded and replaced in part by this Agreement, as set forth herein; and
     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive’s employment with the Company is terminated under the circumstances described below.
     1. Termination of Employment.
          1.1 Equity. The effect of a termination, whether in connection with a Change in Control (as defined below) or not, on any of the Executive’s stock options, restricted stock awards or other equity awards shall be determined in accordance with the terms of such options or awards and shall not be affected by this Agreement.
          1.2 Termination Without Cause Or For Good Reason. The Executive’s employment with the Company may be terminated at any time by the Company without Cause (as defined below) by giving the Executive thirty (30) days’ advance written notice of such termination, or by the Executive for Good Reason (as defined below) by giving the Company thirty (30) days’ advance written notice of such termination; provided, however, that no condition shall constitute Good Reason unless the Executive provides notice of such condition to the Company within ninety (90) days of its initial existence, and the Company fails to remedy the condition within thirty (30) days of its receipt of such notice, and provided, further, that the Executive terminates employment with the Company within two (2) years following the initial existence of the Good Reason condition. In the event of termination pursuant to this Section 1.2, the Company shall pay to the Executive the following amounts:
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               (a) On the effective date of the Executive’s termination (the “Date of Termination”), the sum of (i) the Executive’s base salary through the Date of Termination, (ii) any earned but unpaid bonus amounts with respect to periods ending prior to the Date of Termination to which the Executive is entitled, and (iii) any accrued but unused paid time off through the Date of Termination (collectively, the “Accrued Obligations”).
               (b) If (i) no Change in Control has occurred in the twenty-four (24) months immediately preceding the Date of Termination, then, on a monthly basis, in accordance with the Company’s standard payroll practice prior to the Date of Termination, for the greater of a period of six (6) months following the Date of Termination or until the expiration of the Executive’s Employment Agreement, an amount equal to the sum of (A) one-twelfth of the Executive’s highest average annual base salary with the Company during the three-year period prior to the Date of Termination and (B) one-twelfth of the Executive’s highest annual target bonus amount with the Company during the three-year period prior to the Date of Termination; and (ii) if a Change in Control has occurred in the twenty-four (24) months immediately preceding the Date of Termination, or if the Executive’s employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated by the Executive that such termination of employment was at the request of a third party who had then taken steps reasonably calculated to effect a future Change in Control or otherwise arose in connection with or in anticipation of a future Change in Control, then on a monthly basis, in accordance with the Company’s standard payroll practice prior to the Date of Termination, for a period of twelve (12) months following the Date of Termination, an amount equal to the sum of (A) one-twelfth of the Executive’s highest average annual base salary at the Company during the three-year period prior to the Date of Termination and (B) one-twelfth of the Executive’s highest annual target bonus amount at the Company during the three-year period prior to the Date of Termination.
               (c) If (i) no Change in Control has occurred in the twenty-four (24) months immediately preceding the Date of Termination, then (A) provided the Executive is eligible to make and makes a timely election for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under any group health plan, continuation of coverage in effect for the Executive at the Date of Termination shall be provided under such plans of the Company, without a premium charge or cost to the Executive for the greater of a period of six (6) months following the Date of Termination or until the expiration of the Executive’s Employment Agreement, or, if earlier, until the date the Executive is no longer eligible for COBRA (whether because the Executive is covered by a new employer’s group health or otherwise); provided, however, the Executive agrees to notify the Company immediately if the Executive becomes covered by another group health plan; and (B) reimbursement to the Executive under the Company’s Executive Edge plan for the twelve (12) month period commencing after the Date of Termination, which reimbursement shall continue even if the Executive commences new employment; provided, however, that any reimbursements made to the Executive for Executive Edge shall not exceed Ten Thousand Dollars ($10,000.00); and (ii) if a Change in Control has occurred in the
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twenty-four (24) months immediately preceding the Date of Termination, or if the Executive’s employment with the Company is terminated prior to the date on which a Change in Control occurs, and it is reasonably demonstrated by the Executive that such termination of employment was at the request of a third party who had taken steps reasonably calculated to effect a future Change in Control or otherwise arose in connection with or in anticipation of a future Change in Control, then (A) provided the Executive is eligible to make and makes a timely election for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) under any group health plan, continuation of coverage in effect for the Executive at the Date of Termination shall be provided under such plans of the Company, without a premium charge or cost to the Executive for the greater of a period of six (6) months following the Date of Termination or until the expiration of the Executive’s Employment Agreement, or, if earlier, until the date the Executive is no longer eligible for COBRA (whether because the Executive is covered by a new employer’s group health or otherwise); provided, however, the Executive agrees to notify the Company immediately if the Executive becomes covered by another group health plan; and (B) reimbursement to the Executive under the Company’s Executive Edge plan for the twelve (12) month period commencing after the Date of Termination, which reimbursement shall continue even if the Executive commences new employment; provided, however, that any reimbursements made to the Executive for Executive Edge shall not exceed Ten Thousand Dollars ($10,000.00).
               (d) The Executive shall only be entitled to the severance, the COBRA payments (if applicable) and the Executive Edge reimbursements described in Sections 1.2(b)-(c) of this Agreement if (i) the Executive executes (and then the Executive does not rescind, as may be permitted by law) a general release of all claims against the Company and its affiliates in the form required by the Company, and (ii) the Executive continues to comply with the Executive’s continuing obligations under the Employment Agreement. The Company shall pay the Executive the severance payments and commence payments of the reimbursements described in Sections 1.2(b)-(c) on the first regular payroll period following the effective date of the general release as set forth in the general release.
          1.3 Termination For Cause. The Company may terminate the Executive’s employment for Cause at any time effective immediately upon written notice. Except for payment of the Accrued Obligations (or as otherwise required by law), upon termination for Cause, regardless of whether any Change in Control has occurred prior to, or occurs at or after, the Date of Termination, the Company shall have no further obligation to the Executive under this Agreement by way of compensation or otherwise.
          1.4 Resignation Without Good Reason. The Executive may terminate her employment without Good Reason at any time by giving the Company thirty (30) days’ advance written notice of such termination. Except for the payment of the Accrued Obligations (or as otherwise required by law), upon such termination without Good Reason, regardless of whether any Change in Control has occurred prior to, or occurs at or after, the Date of Termination, the Company shall have no further obligation to the Executive under this Agreement by way of compensation or otherwise.
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          1.5 Death. The Executive’s employment will terminate immediately upon the Executive’s death. Except for payment of the Accrued Obligations (or as otherwise required by law), upon termination for death, regardless of whether any Change in Control has occurred prior to, or occurs at or after, the Date of Termination, the Company shall have no further obligation to the Executive’s heirs, legatees or estate under this Agreement by way of compensation or otherwise.
          1.6 Disability. The Company may terminate the Executive’s employment at any time upon the Executive’s Disability (as defined below) by giving the Executive thirty (30) days’ advance written notice of such termination. Except for payment of the Accrued Obligations (or as otherwise required by law), upon termination for Disability, regardless of whether any Change in Control has occurred prior to, or occurs at or after, the Date of Termination, the Company shall have no further obligation to the Executive under this Agreement by way of compensation or otherwise.
          1.7 Continuing Obligations. Upon the Executive’s termination for any reason set forth in this Section 1 (except death), the Executive shall continue to be bound by the Executive’s continuing obligations set forth in the Employment Agreement, which agreement shall continue in full force and effect.
          1.8 Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 1 by seeking other employment or otherwise. The amount of any payment or benefits provided for in this Section 1 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer or self employment, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.
     2. Key Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
          2.1 “Cause” shall mean an action or actions by the Executive during the employment including:
               (a) repeated refusal or repeated failure to carry out any reasonable direction from the Company or its Board;
               (b) a material breach of the terms or conditions of the Executive’s employment;
               (c) demonstrated gross negligence or misconduct in the execution of the Executive’s assigned duties;
               (d) habitual non-performance or incompetent performance of the Executive’s duties and responsibilities;
               (e) a conviction for a felony or other serious crime involving moral turpitude;
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               (f) engaging in fraud, embezzlement or other illegal conduct;
               (g) a violation of the Executive’s Employment Agreement; or
               (h) a material violation of any written policy or procedure of the Company, including ethics guidelines adopted from time to time by the Board.
          2.2 “Change in Control” shall mean an event or occurrence set forth in any one or more of subsections (a) through (c) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):
               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company); (x) any acquisition by the Company in which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such acquisition (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 2.2; or
               (b) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series
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of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or
               (c) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
          2.3 “Disability” shall mean the Executive’s inability to perform the essential functions of her job duties or responsibilities, either with or without reasonable accommodation, due to sickness, physical or mental impairment or injury for a period of six (6) consecutive months or for nine (9) months in any consecutive twelve (12) month period, subject to applicable law. In the event the Executive disputes the Company’s determination that the Executive suffers from a Disability, the Executive shall give written notice of such dispute to the Company during the thirty (30) day notice period prior to the proposed effective date of such termination, and the Executive and the Company shall thereupon each select, within thirty (30) days of such notice from the Executive, a physician to evaluate whether the Executive suffers from a Disability. Such physicians shall complete their evaluation and report to the Board within thirty (30) days. If such physicians do not agree as to whether the Executive suffers from a Disability, they shall promptly select a third physician to further evaluate the Executive, whose conclusion on such matter shall be rendered within ten (10) days of their selection, and shall be final and binding on the Executive and the Company.
          2.4 “Good Reason” shall mean any of the following conditions:
               (a) a material diminution in the Executive’s base salary;
               (b) a material diminution in the Executive’s authority, duties, or responsibilities;
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               (c) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or other employee instead of reporting directly to the Board; or
               (d) a material change in the geographic location at which the Executive must perform the services.
     3. Taxes.
          3.1 Notwithstanding any other provision of this Agreement, and except as set forth in Section 3.3, in the event the Company determines, based upon the advice of the independent public accountants for the Company, that any payment or benefit to the Executive or for the Executive’s other benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise would individually or together with any other such payment or benefit constitute “parachute payments” under Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), then the Company shall not be obligated to provide to the Executive a portion of any parachute payments provided under this Agreement that constitute “excess parachute payments” under Section 280G(b)(1) of the Code otherwise payable to the Executive. For purposes of this Section 3, any “excess parachute payments” so eliminated shall be referred to as the “Eliminated Payments” and the aggregate amount of such “Eliminated Payments” shall be referred to as the “Eliminated Amount.”
          3.2 Notwithstanding any other provision of this Agreement, no such reduction in “excess parachute payments” shall be made if the Eliminated Amount (computed without regard to this sentence) exceeds 110% of the aggregate present value (determined in accordance with Section 280G of the Code and the applicable regulations thereunder) of the amount of any additional taxes that would be incurred by the Executive if the Eliminated Payments (determined without regard to this sentence) were paid to her (including, state and federal income taxes on the Eliminated Payments, the excise tax imposed by Section 4999 of the Code payable with respect to all of the “parachute payments” in excess of the Executive’s “base amount” (within the meaning of Section 280G(b)(3) of the Code), and any withholding taxes). The override of such reduction in “excess parachute payments” pursuant to this Section 3.2 shall be referred to as a “Section 3.2 Override.” For purpose of this Section, if any federal or state income taxes would be attributable to the receipt of any Eliminated Payment, the amount of such taxes shall be computed by multiplying the amount of the Eliminated Payment by the maximum combined federal and state income tax rate provided by law.
          3.3 As soon as reasonably practicable after the date on which the Executive first becomes entitled under this Agreement to receive (whether or not then due) a “parachute payment” as a result of a termination of employment after a Change in Control, the Company shall determine and notify the Executive (with reasonable detail regarding the basis for its determinations) (a) which “parachute payments” constitute “excess parachute payments” within the meaning of Section 280G of the Code, (b) the Eliminated Amount, and (c) whether the Section 3.2 Override is applicable. If there is an
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Eliminated Amount, the independent public accountants for the Company shall determine which consideration, compensation or benefits shall be eliminated or reduced in accordance with this Section 3.2 and to what extent they shall be so eliminated or reduced, in such manner that the Executive shall retain, after such elimination or reduction, the maximum after-tax benefit.
          3.4  409A.
               (a) The Company and the Executive intend that this Agreement will be administered in accordance with Section 409A of the Code, and the rules and regulations promulgated thereunder (“Section 409A”).
               (b) The Executive hereby acknowledges that he has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to the Executive for all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Section 409A and applicable State tax law. The Executive hereby agrees to bear the entire risk of any such adverse federal and State tax consequences and penalty taxes in the event any payment pursuant to this Agreement is deemed to be subject to Section 409A, and that no representations have been make to the Executive relating to the tax treatment of any payment pursuant to this Agreement under Section 409A and the corresponding provisions of any applicable State income tax laws (including, without limitation, California income tax laws).
               (c) The Company and the Executive agree that, for purposes of applying Section 409A, the Executive’s right to each severance payment in accordance with the Company’s then current payroll practices and to the Company’s payment of monthly premium payments for COBRA continuation coverage premiums to or on behalf of the Executive under this Agreement shall be treated as a right to a series of separate payments.
               (d) If the Executive is a “specified employee” in accordance with Section 409A, as determined by the Compensation Committee of the Board in its sole discretion, as of the date of the Executive’s “separation from service,” as defined in Section 409A, and if any payments or entitlements provided for in this Agreement on account of the Executive’s separation from service constitute a “deferral of compensation” within the meaning of Section 409A and cannot be paid or provided in the manner provided herein without subjecting the Executive to additional tax, interest or penalties under Section 409A, then no such payment or benefit shall be paid or provided to the Executive prior to the first business day of the seventh calendar month immediately following the month in which the Executive’s separation from service occurs or, if earlier, the Executive’s death, at which time all such deferred payments shall be paid in a lump sum, without interest.
               (e) Notwithstanding anything in this Section 3.4 to the contrary, the six (6) month delay of payments shall not apply to (i) any severance or other payments or benefits that become due and payable during the period commencing with the Date of Termination and ending on March 15 of the succeeding calendar year and
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which qualify as “short-term deferral payments” under Section 409A, and (ii) any remaining severance or other payments or benefits provided after the Executive’s separation from service to the extent (A) that the dollar amount of such payments does not exceed two (2) times the lesser of (x) the Executive’s annualized compensation (based on the Executive’s annual rate of pay for the calendar year preceding the calendar year in which the separation from service occurred, adjusted to reflect any increase during such calendar year which was expected to continue indefinitely had the Executive’s separation from service not occurred) or (y) the maximum amount of compensation that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the calendar year in which the separation from service occurred, and (B) such severance or other payments are made to the Executive no later than the last day of the second calendar year following the calendar year in which the separation from service of the Executive occurs.
     4. Miscellaneous Provisions.
          4.1 Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.
          4.2 Binding Agreement. This Agreement shall be binding upon the Executive and her successors-in-interest, and the Company. The Company shall undertake commercially reasonable efforts to require any successor or assign to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise), to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term “the Company” as used in this Agreement shall mean any such successor or assign.
          4.3 Governing Law. This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.
          4.4 Entire Agreement. This Agreement (which incorporates by reference, the Employment Agreement) supersedes all previous promises, representations, and agreements, written or oral, between the Company and the Executive relating to the subject matter herein. For avoidance of doubt, this Agreement supersedes and replaces Section 12 in its entirely contained in the Employment Agreement relating to termination of employment, severance and Change in Control, and shall constitute a written modification of such provisions as required under Employment Agreement. All other Sections of the Employment Agreement which do not pertain or relate to termination, severance or Change in Control are not superseded by this Agreement and
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shall continue in full force and effect. This Agreement cannot be modified or amended except by a writing signed by the Executive and a duly authorized officer of the Company.
          4.5 Notices. All notices, demands, requests, consents, approvals or other communications (collectively “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed:

To the Company:	SM&A
4695 MacArthur Court, Suite 800
Newport Beach, CA 92660
Attention: Senior Vice President Human Resources

To the Executive:

          4.6 Employment by Subsidiary. For purposes of this Agreement, the Executive’s employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a subsidiary of the Company.
          4.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.
          4.8 Any payments, except for reimbursements, provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.
     5. Arbitration. The Executive and the Company agree that all claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The dispute will be arbitrated in accordance with the rules of the American Arbitration Association. The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims or within one (1) year of the conduct that forms the basis of the claim if no statutory limitation is applicable. Failure to demand arbitration within the prescribed time period shall result in waiver of said claims. This Agreement expressly does not prohibit either party from seeking provisional relief including, without limitation, injunctive or similar relief, from any court of competent jurisdiction as may be necessary to protect their respective rights and interests
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pending arbitration, particularly if necessary to avoid irreparable harm, including pursuant to California Code of Civil Procedure Section 1281.8.
     This pre-dispute resolution agreement will cover all matters directly or indirectly related to the interpretation and enforcement of this Agreement including the termination of the Executive’s employment, but excluding any claims which are not subject to arbitration by law. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO BRING SUCH CLAIMS TO COURT, INCLUDING THE RIGHT TO A JURY TRIAL.
     6. Acknowledgment by the Executive. The Executive has carefully read and considered the terms and conditions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of the Company. The Executive acknowledges that she has been advised to consult with a counsel of her own choosing regarding this Agreement. The Executive further acknowledges that the goodwill and value of the Company is enhanced by these provisions and that said enhancement is desired by the Executive. The Executive indicates her acceptance of this Agreement by signing and returning the enclosed copy of this Agreement where indicated below.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SM&A

By:	/s/ Joseph B. Reagan

Joseph B. Reagan
Chairman, Compensation Committee
of the Board of Directors

EXECUTIVE

/s/ Cathy L. McCarthy

Cathy L. McCarthy
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